UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2009

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FIRST NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-23976 (Commission File Number)	54-1232965 (IRS Employer Identification No.)

112 West King Street Strasburg, Virginia (Address of principal executive offices)	22657 (Zip Code)

Registrant’s telephone number, including area code: (540) 465-9121

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 10, 2009, First Bank, wholly-owned subsidiary of First National Corporation entered into a definitive Purchase and Assumption Agreement (the “Agreement”) with StellarOne Bank to acquire the Woodstock StellarOne branch office, located at 300 West Reservoir Road, Woodstock, Virginia. The Agreement provides that First Bank will assume approximately $15 million in deposits, real estate and select business property. Under the terms of the Agreement, First Bank will pay StellarOne a premium on the outstanding deposits on the effective date of the transaction, plus the net book value of the loans, and certain other amounts for real and personal property of the branch. The acquisition, subject to regulatory approval and satisfaction of certain other standard conditions, is anticipated to be consummated during the fourth quarter of 2009.

Copies of the Agreement and the press release are being furnished as exhibits to this report and are incorporated by reference into this Item 1.01.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are being furnished pursuant to Item 1.01 above.

Exhibit No.	Description

10.1	Copy of the Purchase and Assumption Agreement dated July 10, 2009

99.1	Press Release dated July 13, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL CORPORATION

(Registrant)

Date: July 13, 2009	By: /s/ M. Shane Bell

M. Shane Bell

Executive Vice President

and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Copy of the Purchase and Assumption Agreement dated July 10, 2009

99.1	Press Release dated July 13, 2009